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                                                                    EXHIBIT 99.2



                           FRUIT OF THE LOOM, INC.

                   PROXY SOLICITED ON BEHALF OF THE BOARD
                   OF DIRECTORS FOR THE SPECIAL MEETING OF
                STOCKHOLDERS TO BE HELD ON ____________, 1998

         The undersigned hereby appoints William Farley and Larry K. Switzer as proxies, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of Fruit of the Loom, Inc. held of record by the undersigned at the Special Meeting of Stockholders to be held at ____________________, Chicago, Illinois on ___________, 1998 at 10:00 a.m., and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE THE PROPOSED REORGANIZATION (AS DESCRIBED ON THE REVERSE SIDE) AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                        (Continued, and to be signed and dated, on reverse side)

Please mark your vote
as indicated in this example       [X]

The Board of Directors of Fruit of the Loom, Inc. unanimously recommends that stockholders vote FOR the proposal to approve the Reorganization.

         1. Approval of the reorganization (the "Reorganization") pursuant to which Fruit of the Loom, Ltd. ("FTL-Cayman"), a Cayman Islands company, will become the parent holding company of Fruit of the Loom, Inc. ("FTL-Delaware") through the merger of a newly-formed Delaware subsidiary of FTL-Cayman with and into FTL-Delaware, including approval of the Agreement and Plan of Merger to effectuate such merger and the amendment to FTL-Delaware's Certificate of Incorporation to permit the merger to be effectuated in accordance with its terms notwithstanding the different treatment of Class A and Class B Common Stock, as more fully described in the accompanying Proxy Statement/Prospectus.

                  FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting and any adjournment thereof.

Signature _______________ Signature ____________________ Date ___________, 1998

NOTE: please date your proxy and sign exactly as the name or names appear on your stock certificate. All joint owners of stock should sign above. Sign your full title when signing as an executor, administrator, personal representative, trustee, etc. Please return your proxy in the enclosed postage paid envelope.